FOR IMMEDIATE RELEASE

Dendrite Reports Solid Second Quarter Results With
Adjusted EPS of $0.17 per Diluted Share

GAAP EPS was up 26% to $0.14 per Diluted Share;
Dendrite Revenue, Excluding Synavant, was up 8%

Morristown, NJ, August 12, 2003 – Dendrite International, Inc. (NASDAQ: DRTE) today announced solid second quarter GAAP diluted earnings of $0.14 per share, up 26%, as compared to earnings of $0.11 per share for the second quarter of 2002. GAAP diluted earnings per share includes approximately $0.02 in other charges, including amortization of definite lived intangibles arising from acquisitions and foreign tax valuation adjustments.

On an adjusted basis, diluted earnings per share for the quarter were $0.17, excluding other charges. This represents approximately $0.15 in earnings per diluted share from the former Dendrite businesses and approximately $0.02 in per share earnings from Synavant, which was acquired by the Company on June 16, 2003.

“We are pleased with Dendrite’s second quarter accomplishments,” said Dendrite Chairman and Chief Executive Officer John Bailye. “The Company reported solid revenue and earnings in what is still an economically fragile pharmaceutical services market.”

“During the second quarter, we also announced the completion of our acquisition of Synavant,” added Bailye. “This acquisition is a critical step toward Dendrite becoming the leading global provider of information, software, and services to the sales and marketing divisions of life science companies. The Synavant acquisition enhances Dendrite’s global market share, expands our customer base, and broadens our offering of customer solutions.”

“As a result of this acquisition, we have embarked upon a 100-day integration plan,” said Paul Zaffaroni, Dendrite’s Chief Operating Officer. “We are in the process of closing 10 facilities around the world, eliminating approximately 300 redundant positions, and have identified approximately $30 million in annual savings above the reductions already implemented by Synavant. At this point we have already completed approximately 75% of the cost-savings actions and expect to have them fully implemented by year-end.”

      Second Quarter Results

Revenue for the quarter was $69.5 million, including $7.4 million of Synavant revenue and $62.1 million of revenue from the former Dendrite businesses, versus last year’s second quarter revenue of $57.6 million. This reflects a 21% increase in total Company revenue, including 8% growth from the former Dendrite businesses. Year-to-date revenue for the Company was $129.2 million, up 12% from the $115.1 million reported for the same period last year. Dendrite’s 2003 year-to-date revenue contribution, excluding Synavant, was $121.8 million, up 6% from the prior year.

License revenue for the second quarter of 2003 increased substantially to $2.8 million, up 19% over the prior year. The former Dendrite businesses contributed $2.7 million of total license revenue. On a year-to-date basis, license revenue, including Synavant’s $0.1 million contribution, was $5.3 million, down 3% from the prior year period.

Service revenue for the second quarter of 2003 was $66.8 million, a 21% increase over the $55.3 million in service revenue generated for the second quarter of 2002. Service revenue contributions for the second quarter of 2003 include $59.4 million from the Dendrite operations and $7.3 million from Synavant. This represents a 7% year-over-year second quarter increase for the former Dendrite businesses, excluding Synavant. Year-to-date, service revenue was up 13% over the prior year. Excluding Synavant, Dendrite’s year-to-date service revenue was up 6% over the prior year.

Gross margin for the second quarter was $34.7 million, or 50.0% of revenue, versus $28.9 million, or 50.1%, in the prior year. In the second quarter of 2003, Synavant contributed $2.6 million in gross margin.

Dendrite’s second quarter 2003 gross margin for the former Dendrite businesses was $32.3 million, or a very strong 52.1% of revenue. Year-to-date gross margin for 2003, including Synavant and other charges, was $64.6 million, or 50.0% of revenue, versus the prior year-to-date gross margin of $56.1 million, or 48.8% of revenue.

The Company generated strong second quarter operating income of $10.5 million, or a robust 15.2% of revenue, versus $6.9 million, or 12.0% of revenue for the same period last year. Operating income as a percent of revenue was 16.1% for the former Dendrite businesses. Synavant contributed approximately $1.1 million in operating income in the second quarter of 2003. On a year-to-date GAAP basis, operating income of $17.5 million was recorded for the first half of 2003 versus $12.1 million for the first half of 2002.

Income tax rates for the three months ended June 30, 2003 and June 30, 2002 were 46% and 36%, respectively. The tax rate for 2003 was impacted by two events. First, the Dendrite effective tax rate had increased from 36% to 40% during the third quarter of 2002 as a result of a change in New Jersey tax laws. Second, in the second quarter of 2003, in connection with the integration of Synavant, the Company recognized foreign tax valuation adjustments, which effectively increased the Company’s tax rate from 40% to 46% for the period. Going forward, the Company expects the normalized effective income tax rate to approximate 40%.

      Key Operating Statistics

The Company ended the second quarter with $23.2 million in cash and cash equivalents. This reduction from the December 31, 2002 balance of $68.3 million primarily reflects a $51.7 reduction for costs associated with the acquisition of Synavant. The Company reported net cash from operations of $7.9 million for the six months ended June 30, 2003. However, this included approximately $16 million for the payment of Synavant liabilities. Excluding this working capital outlay for Synavant, the Company’s net cash from operations for the six months ended June 30, 2003 would have approximated $24 million. This compares with net cash from operations of $3.8 million for the six months ended June 30, 2002.

Accounts receivable days sales outstanding (DSO) for the former Dendrite businesses, excluding the impact of Synavant, improved to 61 days from 62 days last quarter. Including Synavant, DSO was 94 days on an as-reported basis. However, this calculation includes the total Synavant accounts receivable balance, but only 11 business days of Synavant revenue.

      Recent Highlights

Dendrite’s new business growth was derived from sales successes in many aspects of its business. Highlights included:

o	Signing 31 customer contracts across North America, Europe, and Asia/Pacific Rim, including Australia and Japan

o	Securing business with 9 new customers in the United States, United Kingdom, Italy, Poland, China, and Japan

o	Adding nearly 2,350 additional SFA user licenses through business with new customers and expanded business with existing customers

o	Completing our strategic acquisition of Synavant, a critical step toward becoming one of the most comprehensive information, software, and services company for the global pharmaceutical industry

o	Signing a comprehensive, multi-year services contract with one of our largest clients, one of the world’s leading pharmaceutical companies

o	Continuing strong growth in the Japanese market through the launch of our new j-centre™ solution suite of applications for home office (headquarters-based) personnel, and adoption of its new j-centreSYNERGY™ communication solution by a leading Japanese drug manufacturer (Daiichi Pharmaceutical Co., Ltd.) and a top wholesaler (Astem K.K)

      Outlook

“As we enter the third quarter, we are optimistic about the opportunities that exist for our Dendrite stand-alone businesses, which will be enhanced by our recent acquisition of Synavant,” said Chief Financial Officer Kathleen Donovan. “We believe that combined revenue for the second half of the year will be in the range of $190 to $195 million, including Synavant, with a slightly stronger fourth quarter as our combined sales force gains momentum and as Synavant completes a major rollout for a large customer.”

“Based upon achieving this targeted revenue, we anticipate this to yield adjusted earnings per share in the range of $0.32 to $0.34 for the second half of 2003,” added Donovan. Adjusted earnings per share exclude approximately $0.03 per share for the amortization of acquisition intangibles and approximately $0.03 to $0.04 per share for integration costs. GAAP earnings per share for the same period are expected to be in the range of $0.26 to $0.27.

Regarding the Company’s cash balances, Donovan commented, “We expect our cash balance to decline by $5 to $10 million in the third quarter as we continue to pay severance and facility wind-down costs. However, we are targeting to build our cash balances back to approximately $50 million within 20 months of the Synavant acquisition.”

While not giving guidance for 2004, the Company did indicate that Synavant should contribute approximately $110 million to 2004 revenue and be approximately $0.12 to $0.14 accretive to earnings per share on an adjusted basis excluding the impact of amortization of acquisition intangibles. The amortization of acquisition intangibles would reduce this number by approximately $0.05 per share, to approximately $0.07 to $0.09 per diluted share on a GAAP basis.

This current outlook is based on current expectations and assumptions and constitutes “forward-looking information.” The Company can give no assurance that such expectations and assumptions will prove to be correct. The Company does not intend to update such outlook other than in connection with regularly scheduled earnings releases. Please visit our website at www.dendrite.com to participate in our earnings call web cast, which will be held on August 12, 2003 at 5 p.m. EST.

      ABOUT DENDRITE

Dendrite develops and delivers solutions that increase the productivity of sales, marketing, and clinical processes for pharmaceutical and other life science clients. For more information, visit www.dendrite.com.

       Investor Relations
       Marilyn Kolek
       908-541-5903
       marilyn.kolek@dendrite.com

       Media Relations
       Erik Kopp
       908-541-5850
       erik.kopp@dendrite.com

        Note: Dendrite is a registered trademark of Dendrite International, Inc.

The foregoing contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The statements may be identified by such forward-looking terminology as “expect,” “believe,” “may,” “will,” “intend,” “plan,” and similar statements or variations. All of our “outlook” information, including future revenues, margins, earnings and earnings per share, cash flows and cash balances, cost savings and synergies, and other future financial and operating measures, constitute forward-looking information. Such forward-looking statements involve significant risks and uncertainties, including those which may result from our dependence on the pharmaceutical industry; dependence on major customers; economic pressures and legislative and regulatory impact on our customers; fluctuations in quarterly revenues due to lengthy sales and implementation cycles for our products; our fixed expenses in relation to fluctuating revenues; interest rates and foreign currency exchange rate fluctuations; successful and timely development and introduction of new products and versions; rapid technological changes; increased competition; timing of the execution and implementation of customer contracts, including potentially longer decision-making cycles by customers; international operations; our ability to attract and retain key personnel; the protection of our proprietary technology; our ability to compete in the Internet-related products and services market; the continued demand for Internet-related products and services; the ability of our third party vendors to respond to technological change; our ability to maintain our relationships with third party vendors; results from strategic relationships; increasing geopolitical concerns around the world and their impact on the world economies in which we operate; catastrophic events which could negatively affect our information technology infrastructure; difficulties disposing of certain of our facilities; unexpected changes in accounting regulations, standards or interpretations; and our ability to timely and successfully integrate our acquisitions, including Synavant, and our ability to successfully achieve and realize the planned cost savings and synergies from such acquisitions. Other important factors that should be considered are included in the “Factors That May Affect Future Operating Results” section of the Company’s 10-K, 10-Qs, and other reports filed with the SEC. Actual results may differ materially. The Company assumes no obligation for updating or revising any such forward-looking statements to reflect actual results, new information, changes in assumptions or other changes or circumstances affecting such forward-looking statements.

Our financial and performance outlook concerning future revenues, margins, earnings and earnings per share, cash flows and cash balances, and other operating or performance results do not include the impact of any future acquisitions or future acquisition-related expenses or any future restructuring or other charges that may occur from time to time due to management decisions or changing business circumstances or conditions.

# # #

TABLE 1

DENDRITE INTERNATIONAL, INC. CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP (IN THOUSANDS EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended June 30,
	2003 (1)%		2002	%	Change

Revenues:
License fees	$2,752	4.0%	$2,306	4.0%	19%
Services	66,776	96.0%	55,306	96.0%	21%

	69,528	100.0%	57,612	100.0%	21%

Cost of license fees	1,204	1.7%	1,007	1.7%	20%
Cost of services	33,578	48.3%	27,748	48.2%	21%

	34,782	50.0%	28,755	49.9%	21%

License Gross Margin	1,548	56.3%	1,299	56.3%	--
Services Gross Margin	33,198	49.7%	27,558	49.8%	(0.1)	Pt

Gross margin	34,746	50.0%	28,857	50.1%	(0.1)	Pt

Operating expense:
Selling, general and administrative	20,983	30.2%	19,488	33.8%	8%
Research and development	3,215	4.6%	2,455	4.3%	31%

	24,198	34.8%	21,943	38.1%	10%

Operating income	10,548	15.2%	6,914	12.0%	53%
Interest income	312	0.4%	288	0.5%	8%
Other income	25	0.0%	(21)	0.0%	-219%

Income before income taxes	10,885	15.7%	7,181	12.5%	52%
Income taxes	4,962	7.1%	2,585	4.5%	92%

Net income	$5,923	8.5%	$4,596	8.0%	29%

Net income per share:
Basic	$0.15		$0.12

Diluted	$0.14		$0.11		26%

Shares used in computing net income per share :
Basic	40,220		39,921

Diluted	41,101		40,321

(1) Includes the operating results for Synavant during the period June 16, 2003 to June 30, 2003

TABLE 1

DENDRITE INTERNATIONAL, INC. CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP (IN THOUSANDS EXCEPT PER SHARE DATA) (UNAUDITED)

	Six Months Ended June 30,
	2003 (1)%		2002	%	Change

Revenues:
License fees	$5,315	4.1%	$5,485	4.8%	-3%
Services	123,923	95.9%	109,570	95.2%	13%

	129,238	100.0%	115,055	100.0%	12%

Cost of license fees	2,283	1.8%	2,251	2.0%	1%
Cost of services	62,318	48.2%	56,656	49.2%	10%

	64,601	50.0%	58,907	51.2%	10%

License Gross Margin	3,032	57.0%	3,234	59.0%	(2.0)	Pt
Services Gross Margin	61,605	49.7%	52,914	48.3%	1.4	Pt

Gross margin	64,637	50.0%	56,148	48.8%	1.2	Pt

Operating expense:
Selling, general and administrative	41,222	31.9%	38,987	33.9%	6%
Research and development	5,912	4.6%	5,083	4.4%	16%

	47,134	36.5%	44,070	38.3%	7%

Operating income	17,503	13.5%	12,078	10.5%	45%
Interest income	554	0.4%	592	0.5%	-6%
Other income	34	0.0%	38	0.0%	-11%

Income before income taxes	18,091	14.0%	12,708	11.0%	42%
Income taxes	7,844	6.1%	4,575	4.0%	71%

Net income	$10,247	7.9%	$8,133	7.1%	26%

Net income per share:
Basic	$0.26		$0.20

Diluted	$0.25		$0.20		25%

Shares used in computing net income per share :
Basic	40,115		39,818

Diluted	40,704		40,269

(1) Includes the operating results for Synavant during the period June 16, 2003 to June 30, 2003

TABLE 2

DENDRITE INTERNATIONAL, INC. 2ND QUARTER RECONCILIATION OF GAAP TO NON-GAAP (IN THOUSANDS EXCEPT PER SHARE DATA) (UNAUDITED)

	Former Dendrite (1)	Synavant	% of Rev.	Total Adjusted Q2		% of Rev.	Other Charges (3)	GAAP

Revenues:
License fees	$2,666	$86	1.2%	$2,752		4.0%	$--	$2,752
Services	59,436	7,340	98.8%	66,776		96.0%	--	66,776

	62,102	7,426	100.0%	69,528		100.0%	--	69,528

Cost of license fees	$1,051	--	0.0%	1,051		1.5%	153	1,204
Cost of services	28,709	4,858	65.4%	33,567		48.3%	11	33,578

	29,760	4,858	65.4%	34,618		49.8%	164	34,782

License Gross Margin	1,615	86	100.0%	1,701		61.8%	(153)	1,548
Services Gross Margin	30,727	2,482	33.8%	33,209		49.7%	(11)	33,198

Gross margin	32,342	2,568	34.6%	34,910		50.2%	(164)	34,746

Selling, general and administrative	19,351	1,246	16.8%	20,597		29.6%	386	20,983
Research and development	3,017	198	2.7%	3,215		4.6%	--	3,215

	22,368	1,444	19.4%	23,812		34.2%	386	24,198
Operating income	9,974	1,124	15.1%	11,098		16.0%	(550)	10,548
Interest income	296	16	0.2%	312		0.4%	--	312
Other income	25	--	0.0%	25		0.0%	--	25

Income before income taxes	10,295	1,140	15.4%	11,435		16.4%	(550)	10,885
Income taxes	4,118	456	6.1%	4,574		6.6%	(388)	4,962

Net income	$6,177	$684	9.2%	$6,861		9.9%	$(938)	$5,923

Net income per share
Basic	$0.15	$0.02		$0.17			$(0.02)	$0.15

Diluted	$0.15	$0.02		$0.17	(2)		$(0.02)	$0.14	(4)

Shares used in computing
net income (loss) per share
Basic	40,220	40,220		40,220			40,220	40,220

Diluted	41,101	41,101		41,101			40,220	41,101

(1)  See Table 4 for additional information

(2)  See Table 7 for additional information

(3)   Includes costs associated with integration of Synavant, Dendrite severance and facility closures and amortization of definite lived intangible assets resulting from the acquisition of Synavant and SAI as well as a foreign tax valuation adjustment in connection with the integration of Synavant.

(4)  Diluted EPS does not appear to foot across due to mathematical rounding of the individual calculations

TABLE 3

DENDRITE INTERNATIONAL, INC. YTD RECONCILIATION OF GAAP TO NON-GAAP (IN THOUSANDS EXCEPT PER SHARE DATA) (UNAUDITED)

	Former Dendrite (1)	Synavant	% of Rev.	Total Adjusted YTD		% of Rev.	Other Charges (3)	GAAP

Revenues:
License fees	$5,229	$86	1.2%	$5,315		4.1%	$--	$5,315
Services	116,583	7,340	98.8%	123,923		95.9%	--	123,923

	121,812	7,426	100.0%	129,238		100.0%	--	129,238

Cost of license fees	$1,978	--	0.0%	1,978		1.5%	305	2,283
Cost of services	57,449	4,858	65.4%	62,307		48.2%	11	62,318

	59,427	4,858	65.4%	64,285		49.7%	316	64,601

License Gross Margin	3,251	86	100.0%	3,337		62.8%	(305)	3,032
Services Gross Margin	59,134	2,482	33.8%	61,616		49.7%	(11)	61,605

Gross margin	62,385	2,568	34.6%	64,953		50.3%	(316)	64,637

Selling, general and administrative	39,421	1,246	16.8%	40,667		31.5%	555	41,222
Research and development	5,714	198	2.7%	5,912		4.6%	--	5,912

	45,135	1,444	19.4%	46,579		36.0%	555	47,134

Operating income	17,250	1,124	15.1%	18,374		14.2%	(871)	17,503
Interest income	538	16	0.2%	554		0.4%	--	554
Other income	34	--	0.0%	34		0.0%	--	34

Income before income taxes	17,822	1,140	15.4%	18,962		14.7%	(871)	18,091
Income taxes	7,129	456	6.1%	7,585		5.9%	(260)	7,844

Net income	$10,693	$684	9.2%	$11,377		8.8%	$(1,131)	$10,247

Net income per share
Basic	$0.27	$0.02		$0.28			$(0.03)	$0.26

Diluted	$0.26	$0.02		$0.28	(2)		$(0.03)	$0.25

Shares used in computing net
income (loss) per share
Basic	40,115	40,115		40,115			40,115	40,115

Diluted	40,704	40,704		40,704			40,115	40,704

        (1)     See Table 4 for additional information

        (2)     See Table 7 for additional information

        (3)     Includes costs associated with integration of Synavant, Dendrite severance and facility closures and amortization of definite lived intangible assets resulting from the acquisition of Synavant and SAI as well as a foreign tax valuation adjustment in connection with the integration of Synavant.

TABLE 4

DENDRITE INTERNATIONAL, INC. FORMER DENDRITE STATEMENT OF OPERATIONS - NON-GAAP (IN THOUSANDS EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended June 30,
	2003	%	2002	%	Change

Revenues:
License fees	$ 2,666	4.3%	$ 2,306	4.0%	16%
Services	59,436	95.7%	55,306	96.0%	7%

	62,102	100.0%	57,612	100.0%	8%

Cost of license fees	1,051	1.7%	1,007	1.7%	4%
Cost of services	28,709	46.2%	27,748	48.2%	3%

	29,760	47.9%	28,755	49.9%	3%

License Gross Margin	1,615	60.6%	1,299	56.3%	4.3	Pt
Services Gross Margin	30,727	51.7%	27,558	49.8%	1.9	Pt

Gross margin	32,342	52.1%	28,857	50.1%	2.0	Pt

Operating expense:
Selling, general and administrative	19,351	31.2%	19,488	33.8%	-1%
Research and development	3,017	4.9%	2,455	4.3%	23%

	22,368	36.0%	21,943	38.1%	2%

Operating income	9,974	16.1%	6,914	12.0%	44%
Interest income	296	0.5%	288	0.5%	3%
Other income / (expense)	25	0.0%	(21)	0.0%	-219%

Income before income taxes	10,295	16.6%	7,181	12.5%	43%
Income taxes	4,118	6.6%	2,585	4.5%	59%

Net income	$ 6,177	9.9%	$ 4,596	8.0%	34%

Net income per share:
Basic	$ 0.15		$ 0.12

Diluted	$ 0.15		$ 0.11		32%

Shares used in computing
net income per share :
Basic	40,220		39,921

Diluted	41,101		40,321

TABLE 4

DENDRITE INTERNATIONAL, INC. FORMER DENDRITE STATEMENT OF OPERATIONS - NON-GAAP (IN THOUSANDS EXCEPT PER SHARE DATA) (UNAUDITED)

	Six Months Ended June 30,
	2003	%	2002	%	Change

Revenues:
License fees	$ 5,229	4.3%	$ 5,485	4.8%	-5%
Services	116,583	95.7%	109,570	95.2%	6%

	121,812	100.0%	115,055	100.0%	6%

Cost of license fees	1,978	1.6%	2,251	2.0%	-12%
Cost of services	57,449	47.2%	56,656	49.2%	1%

	59,427	48.8%	58,907	51.2%	1%

License Gross Margin	3,251	62.2%	3,234	59.0%	3.2 Pt
Services Gross Margin	59,134	50.7%	52,914	48.3%	2.4	Pt

Gross margin	62,385	51.2%	56,148	48.8%	2.4	Pt

Operating expense:
Selling, general and administrative	39,421	32.4%	38,987	33.9%	1%
Research and development	5,714	4.7%	5,083	4.4%	12%

	45,135	37.1%	44,070	38.3%	2%
Operating income	17,250	14.2%	12,078	10.5%	43%
Interest income	538	0.4%	592	0.5%	-9%
Other income / (expense)	34	0.0%	38	0.0%	-11%

Income before income taxes	17,822	14.6%	12,708	11.0%	40%
Income taxes	7,129	5.9%	4,575	4.0%	56%

Net income	$ 10,693	8.8%	$ 8,133	7.1%	31%

Net income per share:
Basic	$ 0.27		$ 0.20

Diluted	$ 0.26		$ 0.20		30%

Shares used in computing
net income per share :
Basic	40,115		39,818

Diluted	40,704		40,269

Note:   Because the Synavant acquisition closed so late in the quarter, this Statement of Operations was provided to enable analysis of the Former Dendrite business. The Former Dendrite Statement of Operations will not be provided in future press releases.

The non-GAAP financial information set forth above is not prepared in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP

TABLE 5

DENDRITE INTERNATIONAL, INC. CONSOLIDATED BALANCE SHEETS (IN THOUSANDS EXCEPT SHARE DATA)

	(UNAUDITED)
	June 30, 2003	December 31, 2002 (1)

Assets
Current Assets:
Cash and cash equivalents	$ 23,189	$ 68,308
Short-term investments	--	1,295
Accounts receivable, net	69,740	39,853
Prepaid expenses and other	7,628	4,962
Deferred taxes	12,808	3,380
Facility held for sale	6,900	6,900

Total current assets	120,265	124,698

Property and equipment, net	33,136	26,377
Other assets	2,914	1,713
Long term receivable	3,157	6,314
Goodwill	68,504	12,353
Intangible Assets, net	29,825	2,973
Purchased capitalized software, net	4,560	2,275
Capitalized software development cost, net	5,608	5,605
Deferred taxes	1,584	6,168

	$ 269,553	$ 188,476

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$ 14,116	$ 1,274
Income Taxes Payable	7,628	5,659
Capital Lease Obligations, current portion	1,166	615
Accrued compensation and benefits	15,039	5,055
Other accrued expenses	28,345	16,749
Purchase accounting restructuring accrual, current portion	15,107	1,188
Accrued restructuring charge	--	260
Deferred revenues	17,277	7,861

Total current liabilities	98,678	38,661

Capital Lease Obligation	789	275
Purchase accounting restructuring accrual	9,482	2,064
Other non-current liabilities	692	717

Stockholders’ Equity
Preferred Stock, no par value, 15,000,000 shares
authorized, none issued or outstanding
Common Stock, no par value, 150,000,000 shares
authorized; 42,559,074 and 42,156,344 shares issued;
40,336,374 and 39,933,644 shares outstanding	95,819	93,037
Retained earnings	87,123	76,876
Deferred compensation	(39)	(76)
Accumulated other comprehensive loss	(2,115)	(2,202)
Less treasury stock, at cost	(20,876)	(20,876)

Total stockholder’s equity	159,912	146,759

	$ 269,553	$ 188,476

(1) Amounts reflect reclassifications to conform to current year presentation

TABLE 6

DENDRITE INTERNATIONAL, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Six Months Ended June 30,
	2003	2002

Operating activities:
Net income	$10,247	$8,133
Adjustments to reconcile net income to net cash
Provided by operating activities:
Depreciation and amortization	8,564	6,632
Amortization of Deferred Compensation	(54)	17
Deferred Taxes	608
Changes in assets and liabilities, net of effect from acquisition:
Decrease/(increase) in accounts receivable	6,858	(2,929)
(Increase) in prepaid expenses and other	(671)	(290)
(Increase) in other assets	(262)	--
Decrease in prepaid income taxes	--	736
Decrease in accounts payable and accrued expenses	(16,100)	(4,923)
Increase in income taxes payable	58	--
Decrease in accrued restructuring charge	(260)	(1,504)
Decrease in deferred revenue	(1,130)	(2,158)
Increase in other non-current liabilities	68	95

Net cash provided by operating activities	7,926	3,809

Investing activities:
Purchases of short-term investments	--	(13,389)
Sales of short-term investments	1,294	6,383
Acquisition, net of cash acquired	(51,682)	--
Increase in other non-current assets	(50)	(600)
Purchases of property and equipment	(3,905)	(7,224)
Additions to capitalized software development costs	(1,382)	(1,161)

Net cash used in investing activities	(55,725)	(15,991)

Financing activities:
Borrowings from line of credit	5,000	--
Repayments of line of credit	(5,000)	--
Payments on capital lease obligations	(251)	--
Issuance of common stock	2,530	2,010

Net cash provided by financing activities	2,279	2,010

Effect of foreign exchange rate changes on cash	401	199
Net decrease in cash and cash equivalents	(45,119)	(9,973)
Cash and cash equivalents, beginning of period	68,308	65,494

Cash and cash equivalents, end of period	$23,189	$55,521

TABLE 7

DENDRITE INTERNATIONAL, INC. RECONCILIATION OF GAAP TO ADJUSTED RESULTS (IN THOUSANDS EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Net income (See Table 1)	$5,923	$4,596	$10,247	$8,133
Non-GAAP Adjustments:
Purchased capitalized software amortization, net of tax
Synavant	7	--	7	--
SAI	91	--	182
Intangible assets amortization, net of tax
Synavant	78	--	78	--
SAI	102	--	203	--
Integration costs, net of tax	52	--	52	--
Income taxes (1)	608	--	608	--

Adjusted Net income	$6,861	$4,596	$11,377	$8,133

Adjusted Net income per share:
Basic	$0.17	$0.12	$0.28	$0.20

Diluted	$0.17	$0.11	$0.28	$0.20

Shares used in computing net income per share :
Basic	40,220	39,921	40,115	39,818

Diluted	41,101	40,321	40,704	40,269

(1)   Represents a foreign tax valuation adjustment in connection with the integration of Synavant.

The non-GAAP financial information set forth above is not prepared in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP

TABLE 8

DENDRITE INTERNATIONAL, INC. RECONCILIATION OF PROJECTED GAAP RESULTS TO ADJUSTED RESULTS (IN MILLIONS EXCEPT PER SHARE DATA) (UNAUDITED)

Rolling 6 month outlook July 1, 2003 - December 31, 2003

Projected Revenue Range	$ 190	to	$ 195

Projected GAAP EPS Range	$ 0.26	to	$ 0.27

Projected Per Share Impact of:
Acquisition Intangible Amortization (1)	$ 0.03	to	$ 0.03
Integration Costs (2)	$ 0.03	to	$ 0.04

Projected Adjusted EPS Range	$ 0.32	to	$ 0.34

(1)   Includes amortization of both purchased capitalized software and intangible assets from the Synavant and SAI acquisitions

(2)   Includes charges for the integration of Synavant such as consulting, travel and entertainment, Dendrite severance and facility closures

The non-GAAP financial information set forth above is not prepared in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP